Law Office of Gary A. Agron
                            5445 DTC Pkwy., Suite 520
                        Greenwood Village, Colorado 80111
                               (303) 770-7254 (o)
                              (303) 770-7257 (fax)



                                 August 25, 2000



Meadow Valley Corporation
4411 S. 40th Street, Suite D-11
Phoenix, Arizona 85040

Ladies and Gentlemen:

     We have acted as counsel for Meadow Valley Corporation, a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed on or about August 28, 2000 with the Securities and Exchange Commission (the "Commission"), of up to 2,261,250 shares of Common Stock (the "Shares"), par value $.001 per share, to be offered and sold from time to time by selling stockholders of the Company as described in the Registration Statement. The Shares are issuable upon exercise of common stock purchase warrants. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Articles of Incorporation and Bylaws of the Company, the proceedings of the Board of Directors of the Company or a committee thereof relating to the Shares and such other statutes, certificates, instruments and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the original of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Nevada law, we are of the opinion and advise you that the Shares have been duly authorized and, when issued upon exercise of the common stock purchase warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the state of Nevada. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the princples of conflict of laws) and the state of Nevada as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated. We are licensed to practice law solely in the state of Colorado.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,

                                           /s/ Gary A. Agron

                                           Gary A. Agron